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                                                                    EXHIBIT 25.1

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [_]

                                    --------

                                 Citibank, N.A.

A National Banking Association                          13-5266470
                                                        (I.R.S. employer
                                                        identification no.)
111 Wall Street, 14th Floor, New York, New York         10005
(Address of principal executive offices)                (Zip code)
                                 Citibank, N.A.
                          111 Wall Street, 14th Street
                            New York, New York 10005
                      Attn: Kristen Driscoll (212) 657-2186


                      NOVASTAR MORTGAGE FUNDING CORPORATION
               (Exact name of obligor as specified in its charter)

Delaware                                                48-1195807
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                          identification no.)
Scott F. Hartman
NovaStar Mortgage Funding Corporation
1900 West 47th Place, Suite 105
Westwood, Kansas
Or such other address specified in the applicable
Prospectus Supplement                                   66205
(Address of principal executive offices)                (Zip code)
                  NovaStar Home Equity Loan Asset-Backed Bonds
                       (Title of the indenture securities)
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Item 1.  General Information.

              Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              Name                                            Address
              ----                                            -------
              Comptroller of the Currency                     Washington, D.C.

              Federal Reserve Bank of New York                New York, NY
              33 Liberty Street
              New York, NY

              Federal Deposit Insurance Corporation           Washington, D.C.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.  Affiliations with Obligor.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

                       None.

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Item 16. List of Exhibits.

                  List below all exhibits filed as a part of this Statement of Eligibility.

                  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

                  Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                  Exhibit 2 - Copy of certificate of authority of the Trustee to commence business.(Exhibit 2 to T-1 to Registration Statement No. 2-29577).

                  Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                  Exhibit 4 - Copy of existing By-Laws of the Trustee.(Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                  Exhibit 5 - Not applicable.

                  Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                  Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as attached)

                  Exhibit 8 - Not applicable.

                  Exhibit 9 - Not applicable.

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                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the ___ day of March, 2002.

                                          CITIBANK, N.A.


                                          By  /s/ Jennifer Cupo
                                              -----------------------------
                                              Jennifer Cupo
                                              Vice President

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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                                 Citibank, N.A.
            of 111 Wall Street, 14th Floor, New York, New York 10005
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                            at the close of business
                    September 30, 2001, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                 Dollar Amounts
                     ASSETS                                        in Millions

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin/1/             $ 12,723
  Interest-bearing balances/2/                                        15,986
Securities:
Held to maturity securities                                                0
Available for sale securities                                         42,250
Federal funds sold and securities purchased under
  agreements to resell                                                28,213
Loans and lease financing receivables:
  Loans and leases held for sale                                       6,795
  Loans and leases, net of unearned income             $251,317
  Less: Allowance for loan and lease losses               4,691
                                                       --------
  Loans and leases, net of unearned income and
   allowance                                                         246,626
Trading Assets                                                        34,574
Premises and fixed assets (including capitalized
 leases)                                                               3,927
Other real estate owned                                                  232
Investments in unconsolidated subsidiaries and
 associated companies                                                    813
Customers' liability to this bank on acceptances
 outstanding                                                             944
Intangible assets:
  Goodwill                                                             3,738
  Other intangible assets                                              3,402
Other assets                                                          24,063
TOTAL ASSETS                                                        $424,286
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/1/Includes cash items in process of collection and unposted debits.
/2/Includes time certificates of deposit not held for trading.

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                       LIABILITIES

Deposits
  In domestic offices                                                $ 90,996
  Noninterest-bearing/1/                                 $ 16,729
  Interest-bearing                                         74,267
  In foreign offices, Edge and Agreement
   subsidiaries and IBF's                                             206,485
  Noninterest-bearing                                    $ 14,474
  Interest-bearing                                        192,011
Federal funds purchased and securities sold under
 agreements to repurchase                                              21,926
Trading liabilities                                                    19,036
Other borrowed money (includes mortgage indebtedness
 and obligations under capitalized leases):                            23,128

Bank's liability on acceptances executed and outstanding                  944
Subordinated notes and debentures/2/                                    9,350
Other liabilities                                                      21,755
Total Liabilities                                                     393,620
Minority interest in consolidated subsidiaries                            204

                   EQUITY CAPITAL

Perpetual preferred stock and related surplus                             350
Common stock                                                              751
Surplus (exclude all surplus related to preferred stock)               12,843
Retained earnings                                                      17,625
Accumulated other comprehensive income/3/                              (1,107)
Other equity capital components/4/                                          0
Total Equity Capital                                                   30,462
Total Liabilities And Equity Capital                                 $424,286
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/1/Includes total demand deposits and noninterest-bearing time and savings deposits.
/2/Includes limited-life preferred stock and related surplus.
/3/Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
/4/Includes treasury stock and unearned Employee Stock Ownership Plan shares.